Exhibit 10.95

REDACTED

AMENDMENT NO. 1 TO COMPREHENSIVE

MANUFACTURING ASSEMBLY AGREEMENT

This Amendment No. 1 to Comprehensive Manufacturing Assembly Agreement (this “Amendment”) is entered into as of August 1, 2004 by and between RF Monolithics, Inc., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 4347 Sigma Road, Dallas, TX, 75244, U.S.A. (hereinafter referred to as “Company”) and Tai-Saw Technology Co., Ltd. a corporation duly organized and existing under the laws of the Taiwan with its principal place of business at No. 3, Industrial 2nd Rd., Ping-Chen Industrial District, Taoyuan, 324, Taiwan, R.O.C. (hereinafter referred to as “Contractor”). This Amendment amends in part that certain Comprehensive Manufacturing Assembly Agreement dated as of May 01, 2003 (the “Agreement”).

RECITALS

WHEREAS, the parties desire to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the premises and mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. General Definitions. Except as otherwise expressly provided herein, the terms set forth below in this Amendment shall have the meanings ascribed to them in the Agreement, unless the context otherwise requires.

2. Amendments. The following provisions of the Agreement are hereby amended as follows:

(a)	Section 1 of the Agreement is amended by deleting the definitions “Guaranteed Minimum Order” and “Guaranteed Minimum Order Quantity.”

(b)	Section 6 of the Agreement is amended by replacing, in both the first and second sentences thereof, “two (2) business days” with “three (3) business days.”

(c)	Section 8 of the Agreement is amended by deleting the heading and all of the text thereof and inserting as a new heading the following: “8. [Not Used.]” No text will follow in Section 8.

(d)	The Table in Schedule A1, Section 1 is deleted and the following table is inserted in its place:

[RFM 001 — Material has been omitted pursuant to a Request for Confidential Treatment made by RFM. Material has been filed separately with the Commission.]

(e)	Sections 4 and 4.1 through 4.4 of Schedule A1 of the Agreement are deleted in their entirety and replaced with the following:

“4. Sales Discount

[RFM 002– Material has been omitted pursuant to a Request for Confidential Treatment made by RFM. Material has been filed separately with the Commission.]”

(f)	Section 5.2 of Schedule A1 of the Agreement is deleted in its entirety and replaced with the following:

“5.2 Fair Market Purchase Option: Contractor has the option to purchase the Provided Equipment shown in Schedule A2 at any point in time during the term or at the end of the term of the Agreement at a then negotiated fair market value (the “Fair Market Purchase Option”).”

All other provisions of the Agreement shall remain in full force and effect.

3. General Provisions.

3.1 Expenses: Each party shall pay its own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Amendment and the consummation of the transactions contemplated herein, except as otherwise provided herein.

3.2 Entire Agreement: The Agreement, including all Schedules and Exhibits thereto, and this Amendment constitute the entire agreement of the parties and supersedes all previous proposals, oral or written, and all negotiations, conversation or discussions heretofore and between the parties with respect to the subject matter thereof and hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

3.3 Section Headings: The Section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

3.4 Counterparts: This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

3.5 English Controlling: For purposes of convenience, this Amendment may be translated, but it is understood that the English version of this Amendment will control for all purposes. In case of a conflict in meaning between the two versions, the parties are responsible for performing in accordance with the English version hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

RF MONOLITHICS, INC.	TAI-SAW TECHNOLOGY CO., LTD.

Jon S. Prokop	Allen C.H. Wu
(Printed Name)	(Printed Name)

/s/ Jon S. Prokop	/s/ Allen C.H. Wu
(Signature)	(Signature)

VP Manufacturing	General Manager
(Title)	(Title)

July 30,2004	July 30, 2004
(Date)	(Date)